Exhibit 99.4

ACCO Brands Corporation

Supplemental Business Segment Information

(Unaudited)

(In millions of dollars)

	2011			2010			Changes
	Net Sales	OI	OI Margin	Net Sales	OI	OI Margin	Net Sales $	Net Sales %	OI $	OI %	Margin Points
Q1:
ACCO Brands Americas	$152.2	$5.5	3.6%	$158.6	$8.3	5.2%	$(6.4)	(4)%	$(2.8)	(34)%	(160)
ACCO Brands International	104.9	4.1	3.9%	102.2	9.1	8.9%	2.7	3%	(5.0)	(55)%	(500)
Computer Products	41.3	9.3	22.5%	39.7	8.1	20.4%	1.6	4%	1.2	15%	210
Corporate	—	(5.6)		—	(5.0)		—		(0.6)

Total	$298.4	$13.3	4.5%	$300.5	$20.5	6.8%	$(2.1)	(1)%	$(7.2)	(35)%	(230)

Q2:
ACCO Brands Americas				$169.9	$14.4	8.5%
ACCO Brands International				93.2	4.9	5.3%
Computer Products				42.1	10.7	25.4%
Corporate				—	(5.0)

Total				$305.2	$25.0	8.2%

Q3:
ACCO Brands Americas				$178.1	$16.5	9.3%
ACCO Brands International				97.0	5.3	5.5%
Computer Products				44.3	12.6	28.4%
Corporate				—	(4.4)

Total				$319.4	$30.0	9.4%

Q4:
ACCO Brands Americas				$181.7	$17.1	9.4%
ACCO Brands International				126.9	12.2	9.6%
Computer Products				50.9	11.6	22.8%
Corporate				—	(6.7)

Total				$359.5	$34.2	9.5%

YTD:
ACCO Brands Americas				$688.3	$56.3	8.2%
ACCO Brands International				419.3	31.5	7.5%
Computer Products				177.0	43.0	24.3%
Corporate				—	(21.1)

Total				$1,284.6	$109.7	8.5%